UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 9, 2020
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

Item 7.01. Regulation FD Disclosure.

Encompass Health Corporation (“Encompass Health” or the “Company”) will participate in Baird’s 2020 Global Healthcare Conference, which is being held as a virtual event, on September 9-10, 2020. Encompass Health President and Chief Executive Officer, Mark Tarr, and Executive Vice President and Chief Financial Officer, Doug Coltharp, will participate in a fireside chat on Wednesday, September 9, 2020 at 11:25 a.m. ET. The fireside chat will be webcast live and will be available at http://investor.encompasshealth.com by clicking on an available link.
As shown in the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Supplemental Information”), the Company is providing:
•volume trends;
•utilization, cost, and inventory for personal protective equipment; and
•items that impacted Adjusted EBITDA for the three months ended June 30, 2020.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Supplemental Information include the Company’s Adjusted EBITDA, a non-GAAP financial measure. The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 10, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2019 (the “2019 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity. The Company reconciles Adjusted EBITDA to net income and to net cash provided by operating activities below.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations, (3) non-ordinary course fees, costs and expenses incurred with respect to any litigation or settlement, (4) share-based compensation expense, (5) costs and expenses associated with changes in the fair value of marketable securities, (6) costs and expenses associated with the issuance or prepayment debt and acquisitions, and (7) any restructuring charges not in excess of 20% of Adjusted Consolidated EBITDA. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
The calculation of Adjusted EBITDA under the credit agreement does not require us to deduct net income attributable to noncontrolling interests or gains on fair value adjustments of hedging and equity instruments, disposal of assets, and development activities. It also does not allow us to add back losses on fair value adjustments of hedging instruments or unusual or nonrecurring cash expenditures in excess of $10 million. These items and amounts, in addition to the items falling within the credit agreement’s “unusual or nonrecurring” classification, may occur in future periods, but can vary significantly from period to period and may not directly relate to, or be indicative of, the Company's ongoing liquidity or operating performance. Accordingly, the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2019 Form 10-K.
Reconciliation of Net Income to Adjusted EBITDA

Three Months Ended June 30, 2020
(In Millions)
Net income	$48.3
Income from discontinued operations, net of tax, attributable to Encompass Health	(0.1)
Net income attributable to noncontrolling interests	(14.8)
Provision for income tax expense	11.8
Interest expense and amortization of debt discounts and fees	45.8
Depreciation and amortization	60.7
Loss on disposal or impairment of assets	3.0
Stock-based compensation expense	9.9
Change in fair market value of equity securities	(2.4)
Adjusted EBITDA	$162.2
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

Three Months Ended June 30, 2020
(In Millions)
Net cash provided by operating activities	$222.3
Interest expense and amortization of debt discounts and fees	45.8
Equity in net income of nonconsolidated affiliates	0.7
Net income attributable to noncontrolling interests in continuing operations	(14.8)
Amortization of debt-related items	(1.7)
Distributions from nonconsolidated affiliates	(1.0)
Current portion of income tax expense	22.3
Change in assets and liabilities	(113.9)
Change in fair market value of equity securities	(2.4)
Other	4.9
Adjusted EBITDA	$162.2
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K, the Supplemental Information, and the fireside chat constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including statements and assumptions regarding the nature of the COVID-19 pandemic, its impact on the Company’s results of operations, cash flow and liquidity, actions to be taken by the Company in response to the pandemic, and the demand for the Company’s services. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future actions, plans or strategies, or the spread and impact of COVID-19 is inherently uncertain. Actual results and performance could differ materially. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; actions to be taken by the Company in response to the pandemic; the legal, regulatory and administrative developments that occur at the federal, state and local levels; the Company’s infectious disease prevention and control efforts; the demand for the Company’s services, including based on any downturns in the economy, consumer confidence, or the capital markets and unemployment among family members; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by the pandemic, and the impact on the Company’s labor expenses from potential union activity and staffing shortages; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s or its vendors’ or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability; the Company’s ability to comply with extensive, complex, and ever-changing federal, state and local regulations and sub-regulatory guidance in both business in general, such as privacy and wage and hour regulations, and the healthcare industry specifically; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including any matters related to yet undiscovered issues, if any, in acquired operations; the Company’s ability to attract and retain key management personnel; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels (such as the Patient-Driven Groupings Model for home health, the new patient assessment measures, which we refer to as “Section GG functional measures,” for inpatient rehabilitation, and other payment system reforms) and the Company’s ability to adapt operations to those changes; the Company’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; the Company’s ability to maintain proper local, state and federal licensing, including compliance with the Medicare conditions of participation and provider enrollment requirements, which is required to participate in the Medicare program; and changes in the Company’s payor mix or the acuity of its patients affecting reimbursement rates as well as other risks detailed from time to time in Encompass Health’s SEC filings and other public announcements, including its Form 10‑K for the year ended December 31, 2019 and Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.
When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this presentation. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Supplemental Information

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer

Dated: September 9, 2020